Exhibit 99.1

Internet Capital Group Announces Financial Results for Second Quarter 2004; Net Loss, Excluding Unusual Items, Decreases by 52%

    WAYNE, Pa.--(BUSINESS WIRE)--Aug. 5, 2004--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the second quarter ended June 30, 2004.
    "Closing our new financing and redeeming our 5.5% outstanding convertible debt this quarter began a new chapter in ICG's history - one with a sound financial position and partner company progress," said Walter Buckley, ICG's Chairman and Chief Executive Officer. "Our Core partner companies continue to execute against their goals, as demonstrated by improving operating performance and the completion of Blackboard's IPO."

    Highlights of the second quarter are as follows:

    -- Consolidated net loss for the second quarter of 2004 was $(1.9) million, compared with $(25.7) million in the prior year. Unusual items reported in the second quarter results totaled a net gain of $6.9 million mostly related to asset dispositions. The prior year quarter was impacted by $7.3 million in impairment and restructuring charges. Excluding unusual items, net loss for the second quarter of 2004 was $(8.8) million versus $(18.4) million for the 2003 period, an approximate reduction of 52%.

    -- ICG completed the issuance of $60 million of 5% convertible notes due 2009 that are convertible into common stock at a price of $9.108 per share. A portion of the net proceeds was used to redeem the remaining $39.1 million in outstanding 5.5% convertible notes, and the balance was added to our cash.

    -- ICG implemented a 1-for-20 reverse split of its outstanding common stock and regained compliance with all Nasdaq SmallCap listing requirements.

    -- Blackboard completed its initial public offering in June. ICG now records the value of this investment as an asset on its balance sheet. At June 30, 2004, the value of ICG's Blackboard shares was $58.6 million.

    ICG Financial Results

    ICG reported consolidated revenue of $12.5 million and a net loss of $(1.9) million, or $(0.05) per share, for the second quarter of 2004. Consolidated revenue was $18.1 million and net loss was $(25.7) million, or $(1.90) per share, for the comparable 2003 period. The decrease in revenue is primarily due to the loss of a significant customer and the deconsolidation of a partner company.
    As a result of the Blackboard IPO, ICG will now record the fair market value of its investment on its balance sheet. Blackboard will separately report its operations as a public company, and therefore will not be included in Core partner company results.
    ICG has ownership interests in ten private companies that are classified as Core companies. Two of these companies are consolidated, ICG Commerce and CommerceQuest. The other eight companies are accounted for under the equity method and include CreditTrade, eCredit, Freeborders, GoIndustry, Investor Force, LinkShare, Marketron and StarCite. The comparative operating results of the ten Core companies, based on ICG's current accounting methods for their results, are summarized below:


                          Three months ended June 30,
          ------------------------------------------------------------
                      2004                          2003
          ----------------------------- ------------------------------
           Consolidated      Equity      Consolidated      Equity
          -------------- -------------- -------------- ---------------
Revenue   $      12,519  $      41,319  $      16,918  $       33,755
EBITDA (a)       (1,887)           223         (3,920)           (543)
Net loss         (2,888)        (4,106)        (6,423)         (4,169)

(a) EBITDA represents earnings/(losses) before interest, tax, depreciation, and amortization of intangibles. A reconciliation of EBITDA to the most comparable GAAP measure is included as an attachment to this release.

    "On an overall basis, we are satisfied with the operating performance of our ten Core private companies during the second quarter and first half of 2004," said Anthony Dolanski, Chief Financial Officer. "Customer activity is encouraging and spending has been selectively increased to extend services and sales."
    ICG's consolidated cash and short-term investment balance at June 30, 2004 was $93.3 million and the value of its marketable securities was $64.6 million. The Company ended the quarter with stockholders' equity of $182 million.

    ICG will host a webcast at 10:00 am ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investors/presentations and click on the link for the second quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-211-0292. The international dial in number is 706-679-0702. The pass code to the call is "Second Quarter Earnings."
    For those unable to participate in the conference call, a replay will be available beginning August 5, 2004 at 11:00 am until August 16, 2004 at 11:59 pm. To access the replay, dial 800-642-1687
(domestic) or 706-645-9291 (international). The access code is 8746779. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investors/presentations.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) is an e-business applications holding company that builds, acquires, and owns software and services businesses that leverage the Internet to help organizations operate more productively. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of e-business companies that take advantage of the evolution to the Internet in key business sectors.

    Safe Harbor Statement under Private Securities Litigation Reform
Act of 1995
    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.



                     Internet Capital Group, Inc.
                 Consolidated Statements of Operations
                (In thousands, except per share data)


                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                              ------------------- --------------------
                                2004      2003      2004       2003
                              ------------------- --------------------


Revenue                       $ 12,519  $ 18,081  $  24,665  $ 37,476

Operating Expenses
  Cost of revenue                6,716    11,040     14,150    22,974
  Selling, general and
   administrative                8,521    12,690     17,397    28,420
  Research and development       2,496     3,833      4,991     9,294
  Amortization of intangibles      708     1,552      1,494     3,276
  Impairment related and
   other                            (7)    3,360        646     3,897
                              ------------------- --------------------
    Total operating expenses    18,434    32,475     38,678    67,861
                              ------------------- --------------------
                                (5,915)  (14,394)   (14,013)  (30,385)
Other income (loss), net         3,343    (2,413)  (110,396)    3,361
Interest income                    344       372        571       814
Interest expense                (1,573)   (4,523)    (3,203)   (9,076)
                              ------------------- --------------------
Loss before minority interest
 and equity loss                (3,801)  (20,958)  (127,041)  (35,286)

Minority interest                  573     1,044      1,203     2,478
Equity loss                     (1,625)   (5,142)    (2,810)  (10,067)
                              ------------------- --------------------
Loss from continuing
 operations                     (4,853)  (25,056)  (128,648)  (42,875)
Income (loss) on discontinued
 operations                      3,000      (615)     3,000      (898)
                              ------------------- --------------------
Net loss                      $ (1,853) $(25,671) $(125,648) $(43,773)
                              =================== ====================

Basic and diluted loss per
 share:
Loss from continuing
 operations                   $  (0.13) $  (1.85) $   (3.74) $  (3.17)
Discontinued operations           0.08     (0.05)      0.09     (0.07)
                              ------------------- --------------------
                              $  (0.05) $  (1.90) $   (3.65) $  (3.24)
                              =================== ====================

Shares used in computation of
 basic and diluted loss per
 share                          37,003    13,526     34,422    13,503
                              =================== ====================


                     Internet Capital Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)


                                                June 30,  December 31,
                                                 2004        2003
                                               ---------- ------------

ASSETS
  Cash, cash equivalents and short-term
   investments                                 $  93,280  $    79,409
  Other current assets                            25,538       32,030
                                               ---------- ------------
    Total current assets                         118,818      111,439
  Marketable securities                           64,601        6,714
  Fixed assets, net                                2,436        2,368
  Ownership interests in Partner Companies        55,022       52,467
  Goodwill                                        45,196       45,196
  Intangibles, net                                 5,268        6,452
  Other assets                                     7,092        6,527
                                               ---------- ------------
    Total Assets                               $ 298,433  $   231,163
                                               ========== ============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
  Current maturities of convertible
   subordinated notes                          $       -  $   173,919
  Other current liabilities                       45,084       61,999
                                               ---------- ------------
    Total current liabilities                     45,084      235,918
  Senior convertible notes                        60,000            -
  Minority interest and other liabilities         11,100       14,539
                                               ---------- ------------
    Total Liabilities                            116,184      250,457
  Stockholders' equity (deficit)                 182,249      (19,294)
                                               ---------- ------------
    Total Liabilities and Stockholders' Equity
     (Deficit)                                 $ 298,433  $   231,163
                                               ========== ============


Internet Capital Group
----------------------------------------------------------------------
Q2 2004 Supplemental Analysis ($ in thousands, except per share data)

                                                Three Months Ended
                                               --------------------
                                               June 30,   June 30,
                                                 2004       2003
                                               --------- ----------

ICG Corporate Cash, cash equivalents and
 short-term investments                         $70,177    $65,007
                                               --------- ----------

ICG Corporate Marketable Securities

                        June 30, 2004
                   ------------------------
                   Shares held Market Price
                   ----------- ------------
Blackboard, Inc.    2,923,777       $20.05      $58,622         $-
Universal Access
 Global Holdings
 Inc.               1,083,206        $1.16       $1,257         $-
Verticalnet, Inc.   2,917,794        $1.56       $4,552         $-
Other                                              $171        $51
                                               --------- ----------
                                                $64,601        $51 (1)
                                               --------- ----------

ICG Corporate Debt                             $(60,000) $(271,114)
                                               --------- ----------


Partner Company Information:

Consolidated Core Companies
 (Ownership %):
                               Revenue          $12,519    $16,918
                               Expenses other
-----------------------------   than interest,
CommerceQuest, Inc. (87%)       taxes,
ICG Commerce Holdings,          depreciation
 Inc.  (75%)                    and
-----------------------------   amortization    (14,406)   (20,838)
                                               --------- ----------
                               EBITDA            (1,887)    (3,920)
                                 Interest             -       (163)
                                 Taxes                -          -
                                 Depreciation/
                                  Amortization   (1,001)    (2,340)
                                               --------- ----------
                               Net loss         $(2,888)   $(6,423)
                                               --------- ----------
                               ICG's Share      $(2,335)   $(5,924)

Equity Method Core Companies
 (Ownership %):
                               Revenue          $41,319    $33,755
                               Expenses other
-----------------------------   than interest,
CreditTrade Inc. (30%)          taxes,
eCredit.com, Inc. (32%)         depreciation
Freeborders, Inc. (48%)         and
GoIndustry AG (54%)             amortization    (41,096)   (34,298)
Investor Force Holdings, Inc.                  --------- ----------
  (38%)                        EBITDA              $223      $(543)
LinkShare Corporation (40%)      Interest          (353)      (425)
Marketron International,         Taxes           (1,138)      (259)
 Inc. (40%)                      Depreciation/
StarCite, Inc. (28%)              Amortization   (2,838)    (2,942)
-----------------------------                  --------- ----------
                                 Net loss       $(4,106)   $(4,169)
                                               --------- ----------
                                 ICG's Share    $(1,396)   $(1,303)

Equity Method Emerging
 Companies (Ownership %):
                               Revenue           $5,383     $5,292
                               Expenses other
-----------------------------   than interest,
Agribuys, Inc. (26%)            taxes,
ComputerJobs.com, Inc. (46%)    depreciation
Co-nect Inc. (36%)              and
Syncra Systems, Inc. (31%)      amortization     (7,183)    (7,710)
----------------------------                   --------- ----------
                               EBITDA           $(1,800)   $(2,418)
                                 Interest          (462)      (370)
                                 Taxes              (26)         -
                                 Depreciation/
                                  Amortization     (822)      (800)
                                               --------- ----------
                               Net loss         $(3,110)   $(3,588)
                                               --------- ----------
                               ICG's Share        $(229)     $(682)

Other Cost Method Companies
 (Ownership %):
                               Balance Sheet
                                Carrying Value   $8,372     $9,885

-----------------------------
Anthem/CIC Ventures Fund
 LP (9%)
Arbinet - thexchange Inc. (3%)
Axxis, Inc. (9%)
Captive Capital Corporation (5%)
ClearCommerce Corporation (11%)
Emptoris, Inc. (9%)
Entegrity Solutions
 Corporation (2%)
Jamcracker, Inc. (2%)
Mobility Technologies, Inc.
 (3%)
Tibersoft Corporation (5%)
-----------------------------


                     Reconciliation to GAAP results
----------------------------------------------------------------------
                                                  Three Months Ended
                                                 --------------------
                                                  June 30,  June 30,
                                                    2004      2003
                                                 --------------------
 ICG's share of results of:
 Core consolidated companies                       $(2,335)  $(5,924)
 Core equity method companies                       (1,396)   (1,303)
 Emerging equity method companies                     (229)     (682)
 Public equity method companies                          -    (1,604)
 Disposed equity method companies                        -      (433)
                                                 --------------------
                                                    (3,960)   (9,946)
                                                 --------------------
 Corporate general and administrative               (3,006)   (4,337)
 Corporate interest,
  net                                               (1,231)   (3,955)
 Other income(loss)/restructuring/impairments        3,344    (6,818)
 Income (loss) on discontinued operations            3,000      (615)
                                                 --------------------
        Consolidated net loss                      $(1,853) $(25,671)
                                                 ====================

(1) The value of our publicly traded equity method partner companies, eMerge Interactive, Inc., Onvia, Inc., Universal Access Global Holdings Inc. and Verticalnet, Inc. at June 30, 2003 was $25.1 million.

Internet Capital Group
----------------------------------------------------------------------
Q2 2004 YTD Supplemental Analysis ($ in thousands, except per share data)

                                                   Six Months Ended
                                                 ---------------------
                                                  June 30,   June 30,
                                                    2004       2003
                                                 ---------- ----------
Partner Company Information:

Consolidated Core Companies
 (Ownership %):
                             Revenue               $24,665    $33,540
                             Expenses other than
---------------------------   interest, taxes,
CommerceQuest, Inc. (87%)     depreciation and
ICG Commerce Holdings, Inc.   amortization         (29,524)   (42,044)
 (75%)                                           ---------- ----------
---------------------------  EBITDA                (4,859)    (8,504)

                                    Interest          (133)      (327)
                                    Taxes                -          -
                                    Depreciation/
                                     Amortization   (2,098)    (4,845)
                                                 ---------- ----------
                             Net loss              $(7,090)  $(13,676)
                                                 ---------- ----------
                             ICG's Share           $(5,957)  $(12,669)

Equity Method Core Companies
 (Ownership %):
                             Revenue               $82,324    $65,182
                             Expenses other than
---------------------------   interest, taxes,
CreditTrade Inc. (30%)        depreciation and
eCredit.com, Inc. (32%)       amortization         (79,616)   (69,842)
Freeborders, Inc. (48%)                          ---------- ----------
GoIndustry AG (54%)          EBITDA                 $2,708    $(4,660)
Investor Force Holdings,
 Inc. (38%)                         Interest          (538)      (693)
LinkShare Corporation (40%)         Taxes           (2,653)      (544)
Marketron International,            Depreciation/
 Inc. (40%)                          Amortization   (5,426)    (6,034)
StarCite, Inc. (28%)                             ---------- ----------
---------------------------  Net loss              $(5,909)  $(11,931)
                                                 ---------- ----------
                             ICG's Share           $(1,762)   $(5,159)


Equity Method Emerging
 Companies (Ownership %):    Revenue               $11,036    $10,720
                             Expenses other than
---------------------------   interest, taxes,
Agribuys, Inc. (26%)          depreciation and
ComputerJobs.com, Inc. (46%)  amortization         (14,527)   (15,514)
Co-nect Inc. (36%)                               ---------- ----------
Syncra Systems, Inc. (31%)   EBITDA                $(3,491)   $(4,794)
---------------------------         Interest          (927)      (678)
                                    Taxes              (46)         -

                                    Depreciation/
                                     Amortization   (1,642)    (1,680)
                                                 ---------- ----------
                             Net loss              $(6,106)   $(7,152)
                                                 ---------- ----------
                             ICG's Share             $(612)   $(1,896)


                    Reconciliation to GAAP results
----------------------------------------------------------- ----------
                                                   Six Months Ended
                                                 ---------------------
                                                 June 30,   June 30,
                                                    2004       2003
                                                 ---------- ----------
ICG's share of results of:
Core consolidated companies                        $(5,957)  $(12,669)
Core equity method companies                        (1,762)    (5,159)
Emerging equity method companies                      (612)    (1,896)
Public equity method
 companies                                            (436)    (3,541)
Disposed equity method companies                         -       (933)
                                                 ---------- ----------
                                                    (8,767)   (24,198)
                                                 ---------- ----------
Corporate general and administrative                (6,349)    (9,369)
Corporate interest, net                             (2,499)    (7,904)
Other income(loss)/restructuring/impairments      (111,033)    (1,404)
Income (loss) on discontinued operations             3,000       (898)
                                                 ---------- ----------
       Consolidated net loss                     $(125,648)  $(43,773)
                                                 ========== ==========

    INTERNET CAPITAL GROUP, INC.
    June 30, 2004

    Description of Terms for Consolidated Statements of Operations and Supplemental Information - Consolidated Statements of Operations

    Financial Information

    The Company provides EBITDA information for its Private Core companies. EBITDA means earnings/losses before interest, tax depreciation and amortization. Although EBITDA does not measure financial performance under GAAP, it is a commonly used metric that management utilizes in its analysis of the operating results of its Core companies. ICG presents EBITDA information here to enhance understanding of its partner company operating results. A reconciliation of private Core company EBITDA figures to the most comparable GAAP measure is included as part of this release.

    Consolidated Statements of Operations

    Effect of Various Accounting Methods on our Results of Operations

    The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

    Consolidation. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control, and for which other shareholders do not possess the right to participate in significant management decisions are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. As of June 30, 2004, the Company accounted for 2 of its partner companies under this method.

    Equity Method. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the Consolidated Statements of Operations. As of June 30, 2004, the Company accounted for 12 of its partner companies under this method.

    Cost Method. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. As of June 30, 2004, the Company accounted for 13 of its partner companies under this method.

    Supplemental Information - Consolidated Statements of Operations

    ICG's share of net loss of Core, Emerging and disposed Partner
Companies

    Represents ICG's share of the net loss of Core, Emerging and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

    Discontinued Operations

    During the three months ended December 31, 2003, one of the Company's consolidated Partner Companies, OneCoast Network, disposed of substantially all of its assets. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations.
    During the three months ended December 31, 2002, two of the Company's consolidated Partner Companies, Delphion and Logistics, disposed of substantially all of their assets. Accordingly, the operating results of these two discontinued operations have been presented separately from continuing operations. During the three months ended June 30, 2004, the Company received $3.0 million in cash proceeds from the release of a Delphion escrow. This amount has been reflected as income from discontinued operations.

    Corporate Expenses and Interest Expense, net

    General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements.
    Interest expense relates primarily to the interest expense on the Company's outstanding 5% senior convertible notes due April 2009 and redeemed 5.5 % convertible notes.
    During the three months ended June 30, 2003 the Company and it consolidated partner companies recorded restructuring and severance charges totaling $2.5 million.

    Debt for equity exchange expense

    During the three months ended March 31, 2004, the Company, in a number of transactions, exchanged $134.8 million of its 5.5 % convertible notes in exchange for 317.7 million shares of common stock. Under Statement of Financial Accounting Standards No. 84, "Induced Conversions of Convertible Debt", the Company is required to record a non-cash accounting expense equal to the fair value of shares issued in excess of the fair value of shares issuable pursuant to the original conversion terms. Such expense is calculated as follows:

                                                  Q1 '04
                                              --------------
                                              (in millions)
Bonds repurchased                             $       134.8
                                              --------------
Shares issued for debt exchanges                      317.7
                                              --------------
Fair value of shares issued                   $       133.3
Fair value of shares issuable -original terms $        (0.4)
Accrued interest                              $        (0.8)
Debt issue costs expensed                               0.5
                                              --------------
Net expense recorded                          $       132.6
                                              --------------


    Other income (loss)

    During the three months ended June 30, 2004, the Company sold the remainder of its holdings in eMerge Interactive and recorded a gain of approximately $2.2 million and also disposed of its ownership interest in iSky and recorded a gain of $0.6 million.
    During the three months ended June 30, 2004, the Company repurchased all of a consolidated Partner Company's outstanding debt and recognized a gain of $1.6 million as the repurchase price was less than the outstanding balance plus accrued interest.
    During the three months ended June 30, 2004, the Company recorded an other than temporary impairment charge on its marketable securities totaling $1.6 million.
    During the three months ended June 30, 2004, the Company's partner company warrants accounted for in accordance with SFAS 133 increased in value by approximately $1.7 million principally as a result of the initial public offering of Blackboard.
    During the three months ended June 30, 2004, the Company redeemed the remaining $39.1 million in outstanding 5% convertible notes for $39.5 million in cash. The total loss on the extinguishment including acceleration of capitalized costs totaled $0.6 million.
    During the three months ended June 30, 2003, the Company recorded impairment charges totaling $0.9 million for a consolidated partner company, $1.4 million for an equity method partner company and $3.5 million for cost method partner companies.
    During the three months ended June 30, 2003, the Company recorded a gain from the receipt of $1.0 million in cash proceeds from a former partner company escrow release.

    CONTACT: Internet Capital Group, Inc.
             Investor Inquiries:
             Karen Greene, 610-7247-6900
             IR@internetcapital.com